Exhibit 99.1

N E W S B U L L E T I N
FROM:	RE:	Path 1 Network Technologies Inc. 6215 Ferris Square, Suite 140 San Diego, CA 92121 Amex: PNOT.PK

For Further Information:

AT FINANCIAL RELATIONS BOARD:

Lasse Glassen

General Information

(310) 854-8313

FOR IMMEDIATE RELEASE

August 14, 2006

PATH 1 NETWORK TECHNOLOGIES REPORTS 35% SEQUENTIAL INCREASE IN

SECOND QUARTER REVENUE

SAN DIEGO, CA, August 14, 2006 – Path 1 Network Technologies (OTC: PNOT.PK), a leading provider of video networking products that enable the transmission of broadcast-quality video over IP networks, today announced its preliminary financial results for the second quarter ended June 30, 2006.

Second Quarter Results

For the second quarter of 2006, the Company reported revenue of $826,000, an increase of 35% compared to the first quarter of 2006. This growth follows increases in revenues of 18% and 29% for the prior two sequential quarters, respectively. Revenues for the same period last year were $1,142,000.

Gross profit for the second quarter of 2006 totaled $507,000, or 61% of total revenues, compared to gross profit of $261,000, or 43% in the first quarter of 2006. Gross profits for the 2005 second quarter were $635,000, or 56% of total revenues.

Net loss for the second quarter of 2006 was $1.9 million, or $0.25 per share, compared to a net loss of $2.0 million, or $0.27 per share, in the first quarter of 2006 and $2.6 million or $0.38 per share for the second quarter of 2005.

As of June 30, 2006, the Company had cash and cash equivalents of $594,000 and a debt balance of $2,336,000.

Commenting on the preliminary results, Tom Tullie, Chief Executive Officer of Path 1, said, “I am very pleased with our Fiscal Q2 financial results in which we recorded the third sequential quarter of double digit revenue growth and significant gross margin improvement. We grew revenue by 35% over the prior sequential quarter largely due to increased sales to Level 3 as they continue to roll out their High Definition (HD) video service offerings to additional markets and by new sales to Time Warner Cable for additional deployments of their Video on Demand (VOD) services. Additionally, we continued to execute on our cost management strategies and our operating expenses were down by $1.2 million versus the same quarter of the previous year.”

-more-

Path 1 Network Technologies Inc.

Form 12b-25

As previously announced Path 1 engaged Corbin & Company, LLP (“Corbin”) as its independent registered public accounting firm for the year ending December 31, 2006. Due to the engagement occurring so close to the end of the prescribed filing period, additional time is required for Corbin to finalize their interim review of the Company’s financial statements and Form 10-Q for the quarter ended June 30, 2006. Accordingly, the Company intends to file a notification with the Securities and Exchange Commission on Form 12b-25 as required, regarding its inability to file the Company’s Form 10-Q by August 14, 2006. The Company anticipates that it will file its Form 10-Q on or before August 21, 2006 and will hold a conference call to discuss its financial results after it files the Form 10-Q. Details for this call will be announced at a later date.

The full text of Path 1’s Form 12b-25 may be found on the Company’s Web site at http://www.Path1.com or the SEC’s EDGAR site at http://www.sec.gov.

About Path 1 Network Technologies Inc.

Path 1 Network Technologies Inc. is the pioneer and leading provider of video gateway products that enable the conversion and distribution of real-time, broadcast-quality video over Internet Protocol (IP) through both public and private networks. From the delivery of live MPEG-2, MPEG-4, and VC-1 standard definition and high definition (HD) broadcasts to Video on Demand (VOD), Path 1’s video infrastructure platforms allow broadcasters, cable, telco, satellite and mobile operators to transmit high-quality point-to-point, multipoint and multiplexed video across town or around the world. To find out more about Path 1 Network Technologies Inc., visit our website at www.path1.com or call 877/ONE-PATH (663-7284).

SAFE HARBOR STATEMENT: This news release contains “forward-looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” describe future expectations, plans, results, or strategies and are generally preceded by words such as “future”, “plan” or “planned”, “will” or “should”, “expected”, “anticipates”, “draft”, “eventually” or “projected”. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events or results to differ materially from those projected in the forward-looking statements, including the risks that we will require future financing, that our products might not achieve customer or market acceptance or that they might not perform as expected, that customer trials might not lead to future sales, that our sales might fluctuate between reporting periods and other risks identified in our annual report on Form 10-K and other filings with the SEC. You should consider these factors in evaluating the forward-looking statements included herein, and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof and Path 1 undertakes no obligation to update such statements.

-Preliminary Financial Tables to Follow-

Path 1 Network Technologies Inc.

PATH 1 NETWORK TECHNOLOGIES INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	June 30, 2006	December 31, 2005
	(Preliminary)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$594	$1,636
Accounts receivable, net	702	346
Inventory	524	697
Other current assets	93	86

Total current assets	1,913	2,765

Property and equipment, net	134	244
Issuance costs for mandatorily-redeemable preferred stock and notes payable, net	862	764
Other assets	108	110

TOTAL ASSETS	$3,017	$3,883

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$1,549	$1,196
Accrued compensation and benefits	199	317
Deferred revenue	118	144
Current portion of leases payable	1	3
Current portion of notes payable, net	2,107	727

Total current liabilities	3,974	2,387

Mandatorily-redeemable preferred stock, net	1,883	1,280
Note payable, net	229	873

Total liabilities	6,086	4,540

SHAREHOLDERS’ DEFICIT
Common stock, $0.001 par value; 40,000,000 shares authorized; 7,596,039 and
7,410,754 shares issued and outstanding at June 30, 2006 and December 31, 2005, respectively; 2,777 shares held in treasury at June 30, 2006 and December 31, 2005	7	7
Additional paid in capital	55,964	55,553
Deferred compensation	—	(1,048)
Accumulated deficit	(59,040)	(55,169)

Total shareholders’ deficit	(3,069)	(657)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$3,017	$3,883

Path 1 Network Technologies Inc.

PATH 1 NETWORK TECHNOLOGIES INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2006	2005	2006	2005
	(Preliminary)		(Preliminary)
REVENUES:
Product revenue	$760	$1,139	$1,265	$1,969
License revenue	4	—	16	—
Contract revenue	—	—	—	16
Royalty revenue	11	—	41	—
Services revenue	51	—	118	—
Other revenue	—	3	—	21

Total revenues	826	1,142	1,440	2,006

COST OF REVENUES:
Cost of product sales	319	507	672	773

Total cost of revenues	319	507	672	773

GROSS PROFIT	507	635	768	1,233

OPERATING EXPENSES:
Engineering research and development	521	1,180	1,040	2,120
Sales and marketing	710	764	1,508	1,572
General and administrative	565	1,057	942	1,403

Total operating expenses	1,796	3,001	3,490	5,095

LOSS FROM OPERATIONS	(1,289)	(2,366)	(2,722)	(3,862)
Other income (expense):
Interest expense, net	(526)	(167)	(979)	(255)
Other income (expense)	32	(1)	5	(4)

Total other expense, net	(494)	(168)	(974)	(259)

LOSS BEFORE INCOME TAXES	(1,783)	(2,534)	(3,696)	(4,121)

Provision for income taxes	—	—	(1)	(1)

NET LOSS	(1,783)	(2,534)	(3,697)	(4,122)

Accumulated preferred dividends	(85)	(94)	(174)	(94)

NET LOSS AVAILABLE TO COMMON SHAREHOLDERS	$(1,868)	$(2,628)	$(3,871)	$(4,216)

NET LOSS PER COMMON SHARE:
Basic and Diluted	$(0.25)	$(0.38)	$(0.52)	$(0.61)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic and Diluted	7,540	6,898	7,489	6,891